Exhibit 15.1

Onestop Assurance PAC 10 Anson Road #13-09 International Plaza Singapore 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form 20-F of our report dated May 12, 2023, relating to the consolidated financial statements of JX Luxventure Limited, appearing in the Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Onestop Assurance PAC

Singapore
May 12, 2023